UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2023

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Shareholders.

On June 14, 2023, Target Corporation (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to vote on: (1) the election of the Company’s Board of Directors; (2) the Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2023; (3) the Company’s proposal to approve, on an advisory basis, the Company’s executive compensation (“Say on Pay”); (4) approve, on an advisory basis, the frequency of the Company’s Say on Pay votes (“Say on Pay Vote Frequency”); and (5) a shareholder proposal to adopt a policy for an independent chairman.

At the close of business on April 17, 2023, the record date of the Annual Meeting, the Company had 461,552,843 shares of common stock issued and outstanding. The holders of a total of 410,847,268 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.

The final voting results and the votes used to determine the results for each proposal under the applicable voting approval standard (as indicated by the borders) are set forth below. Voting percentages are rounded to the nearest tenth of a percent and may not foot due to rounding.

1.The shareholders elected twelve nominees as directors for a one-year term:

	For		Against			Broker
Nominee	Shares	%	Shares	%	Abstain	Non-Votes
David P. Abney	349,023,078	98.7%	4,486,728	1.3%	985,642	56,351,820
Douglas M. Baker, Jr.	341,049,812	96.5%	12,515,415	3.5%	930,221	56,351,820
George S. Barrett	340,576,706	96.3%	12,942,990	3.7%	975,752	56,351,820
Gail K. Boudreaux	349,606,832	98.9%	3,949,114	1.1%	939,502	56,351,820
Brian C. Cornell	335,060,274	94.7%	18,633,894	5.3%	801,280	56,351,820
Robert L. Edwards	347,432,831	98.3%	6,128,639	1.7%	933,978	56,351,820
Donald R. Knauss	345,146,583	97.6%	8,424,563	2.4%	924,302	56,351,820
Christine A. Leahy	342,632,644	96.9%	11,082,956	3.1%	779,848	56,351,820
Monica C. Lozano	338,892,354	95.8%	14,736,380	4.2%	866,714	56,351,820
Grace Puma	349,892,491	99.0%	3,710,256	1.0%	892,701	56,351,820
Derica W. Rice	344,644,595	97.5%	8,944,089	2.5%	906,764	56,351,820
Dmitri L. Stockton	344,945,106	97.6%	8,590,277	2.4%	960,065	56,351,820

2.The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2023:

For:	Shares	394,740,124
	%	96.1
Against:	Shares	15,291,416
	%	3.7
Abstain:	Shares	815,728
	%	0.2

3.The shareholders approved, on an advisory basis, the Company’s executive compensation:

For:	Shares	332,151,037
	%	94.1
Against:	Shares	20,894,728
	%	5.9
Abstain:	Shares	1,449,683
Broker Non-Votes:	Shares	56,351,820

4.The shareholders approved, on an advisory basis, “1 Year” for the frequency of the Company’s Say on Pay votes:

1 Year:	Shares	347,702,229
	%	98.5
2 Years:	Shares	838,970
	%	0.2
3 Years:	Shares	4,330,268
	%	1.2
Abstain:	Shares	1,623,981
Broker Non-Votes:	Shares	56,351,820

The Board of Directors has determined to include the non-binding advisory vote on executive compensation at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on executive compensation.

5.The shareholders did not approve a shareholder proposal to adopt a policy for an independent chairman:

For:	Shares	113,917,999
	%	32.1
Against:	Shares	236,012,363
	%	66.6
Abstain:	Shares	4,565,086
	%	1.3
Broker Non-Votes:	Shares	56,351,820

For purposes of determining the level of support needed for a shareholder to be eligible to resubmit a shareholder proposal in a following year under Rule 14a-8 under the Securities Exchange Act of 1934, the Securities and Exchange Commission uses a simple majority standard that compares votes cast “For” to votes cast “Against” an item (which gives abstentions “No Effect”). Under that simple majority standard, Item 5 received support of 32.6%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 15, 2023	/s/ Don H. Liu
Name: Don H. Liu
Title: Executive Vice President and Chief Legal & Risk Officer